Exhibit 10.3

STOCKHOLDERS AGREEMENT
ROADHOUSE HOLDING INC.
Dated as of November 19, 2010

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Table of Contents
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STOCKHOLDERS AGREEMENT
          STOCKHOLDERS AGREEMENT, dated as of November 19, 2010 (this “Agreement”), among Roadhouse Holding Inc., a Delaware corporation (the “Company”), Kelso Investment Associates VIII, L.P. (“KIA VIII”), a Delaware limited partnership, KEP VI, LLC, a Delaware limited liability company (“KEP VI” and, together with KIA VIII, the “Kelso Stockholders”), those employees of the Company or its subsidiaries named on the signature pages hereto or who otherwise become party to a party to this Agreement pursuant to Section 10.1 (collectively, the “Management Stockholders”) and any other Person who may become a party to this Agreement pursuant to Section 10.1 (together with the Kelso Stockholders and the Management Stockholders, the “Stockholders”). Capitalized terms used herein without definition are defined in Section 24.
          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of August 27, 2010, by and among Roadhouse Parent Inc., a Delaware corporation and indirect subsidiary of the Company (“Parent”), Roadhouse Merger Inc., a Delaware corporation and direct subsidiary of Parent (“Merger Sub”), LRI Holdings, Inc., a Delaware corporation (“LRI”), and LRI Acquisition, LLC, as the stockholder’s representative, Merger Sub merged with and into LRI, with LRI surviving the merger (the “Merger”);
          WHEREAS, LRI is the direct parent of Logan’s Roadhouse, Inc. a Tennessee corporation (“Logan’s”);
          WHEREAS, as a result of the Merger, LRI, Logan’s and its Subsidiaries are indirect, wholly owned Subsidiaries of the Company; and
          WHEREAS, each of the Stockholders and the Company desires to set forth herein certain terms and conditions governing the rights and obligations of the stockholders of the Company.
          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:
          1. Restrictions on Transfer of Common Stock.
          1.1 Restrictions on Transfers by the Stockholders.
          (a) The Stockholders (excluding the Kelso Stockholders) may not Transfer any shares of Common Stock, nor any interest therein nor any rights relating thereto, provided that shares of Common Stock held by any Stockholder may be Transferred (i) in the case of a Management Stockholder, pursuant to Section 1.1(b)

(“Permitted Pledges”), (ii) in the case of a Management Stockholder, pursuant to Section 1.1(c) (“Estate Planning Transfers”) or, in case of his or her death, by will or by the laws of intestate succession, to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, (iii) in the case of a Management Stockholder, pursuant to Section 2 (“Put Rights”), (iv) in the case of a Management Stockholder, pursuant to Section 3 (“Call Right”), (v) pursuant to Section 6.1 (“Tag-Along Rights”), (vi) pursuant to Section 6.2 (“Drag-Along Rights”), (vii) in accordance with Section 6.3 (“Involuntary Transfers”) or (viii) in connection with a registered offering pursuant to the Registration Rights Agreement.
          (b) Permitted Pledges. A Management Stockholder may pledge any or all shares of Common Stock now or hereafter owned by him or her, or grant a security interest therein to secure indebtedness of such Management Stockholder owing to a bank or other financial institution, in either case on terms and conditions approved by the Board (excluding such Management Stockholder and other members of the Board who are designees of the Management Stockholders), provided, however, that any pledgee pursuant to this subsection (b) shall acquire only a security interest in such shares of Common Stock entitling such pledgee to (i) the proceeds from any sale of such shares made in compliance with the terms of this Agreement and (ii) any proceeds of any distribution to stockholders on account of the Common Stock in any liquidation as a result of any bankruptcy proceeding or the winding up of affairs of the Company, and in no event shall such pledgee be entitled to receive title to such shares or any other rights incident thereto other than those specified above. The pledge agreements or other related financing agreements of any Management Stockholder shall be subject to and acknowledge the rights of the Company and the other Stockholders set forth herein and shall acknowledge the restrictions imposed on the pledgee’s security interest pursuant to this Section 1.1(b).
          (c) Estate Planning Transfers. Shares of Common Stock held by Management Stockholders may be Transferred for estate-planning purposes of such Management Stockholder, authorized by the prior written approval of the Board (excluding such Management Stockholder and other members of the Board who are designees of the Management Stockholders), such approval not to be unreasonably withheld or delayed, to (i) a trust under which the distribution of the shares of Common Stock may be made only to beneficiaries who are such Management Stockholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, (ii) a charitable remainder trust, the income from which will be paid to such Management Stockholder during his or her life, (iii) a corporation, the stockholders of which are only such Management Stockholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants or (iv) a partnership or limited liability company, the partners or members of which are only such Management Stockholder, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants.

          2. Sale by Management Stockholders to the Company (“Put Rights”).
          2.1 Right to Sell. Subject to all subsections of this Section 2 and to Section 5 (“Prohibited Purchases”), each of the Management Stockholders shall have the right to sell to the Company, and the Company shall have the obligation to purchase from each such Management Stockholder, all, but not less than all, of such Management Stockholder’s shares of Common Stock following the termination of employment of such Management Stockholder, at their Fair Market Value (as defined in Section 4.2(a)), if the employment of such Management Stockholder with the Company or any subsidiary that employs such individual (or by the Company on behalf of any such subsidiary) (a) is terminated without Cause or (b) terminates as a result of (i) the death or Disability of such Management Stockholder, (ii) the resignation of such Management Stockholder for Good Reason or (iii) the voluntary departure of such Management Stockholder at or after the age of 65 (“Retirement”).
          2.2 Notice. If any Management Stockholder desires to sell shares of Common Stock pursuant to Section 2.1, he or she (or his or her estate, trust, corporation or partnership, as the case may be) shall notify the Company (a) not more than 180 days after a termination of employment as a result of the death or Disability of such Management Stockholder or (b) not more than 60 days after a termination of employment as a result of a termination without Cause, the resignation of such Management Stockholder for Good Reason or Retirement; provided that if the shares of Common Stock desired to be sold after a termination of employment as described in clause (b) of this Section 2.2 are shares of Common Stock acquired at any time by such Management Stockholder pursuant to an exercise of any stock options occurring within six months prior to the date of termination of employment of such Management Stockholder (including, without limitation, after the termination of employment), then the notice required by this Section 2.2 shall be given to the Company not earlier than six months and one day nor later than eight months after the acquisition of such shares. Each such notice shall specify the number of shares of Common Stock such Management Stockholder owns at the time notice is given.
          2.3 Payment. Subject to Section 5 (“Prohibited Purchases”), payment for any shares of Common Stock sold by a Management Stockholder pursuant to Section 2.1 shall be made on the date that is 30 days (or the first business day thereafter if the 30th day is not a business day) following the date of the receipt by the Company of such Management Stockholder’s notice with respect to such shares pursuant to Section 2.2; provided, however, that in the event the Company is conducting an Appraisal as required under Section 4.1 and such Appraisal (as defined in Section 4.1) is not completed by such 30th day, then within five business days of the completion of the Appraisal.

          3. Right of the Company to Purchase from Management Stockholders (“Call Right”).
          3.1 Right to Purchase. Subject to all subsections of this Section 3 and to Section 5 (“Prohibited Purchases”), the Company shall have the right to purchase from each Management Stockholder, and each such Management Stockholder shall have the obligation to sell to the Company, all, but not less than all, of such Management Stockholder’s shares of Common Stock:
     (i) at the Fair Market Value of such shares of Common Stock to be purchased if such Management Stockholder’s employment with the Company and any subsidiary that employs such individual is terminated as a result of (A) the termination by the Company and any such subsidiary (or by the Company on behalf of any such subsidiary) of such employment without Cause, (B) the death or Disability of such Management Stockholder, (C) the resignation of such Management Stockholder for Good Reason or (D) Retirement of such Management Stockholder;
     (ii) at the lesser of the Fair Market Value and the Carrying Value (as defined in Section 4.3) of such shares of Common Stock to be purchased if such Management Stockholder’s employment with the Company and any subsidiary that employs such individual is terminated by the Company and any such subsidiary (or by the Company on behalf of any such subsidiary) for Cause; or
     (iii) at the Fair Market Value or the Carrying Value of such shares of Common Stock to be purchased, in the sole discretion of the Board (excluding such Management Stockholder and other members of the board who are designees of the Management Stockholders), if such Management Stockholder’s employment with the Company and any subsidiary that employs such individual is terminated by the Company or such Management Stockholder for any reason other than as a result of an event described in either subparagraph (i) or (ii) of this Section 3.1.
          3.2 Notice. If the Company desires to purchase shares of Common Stock from a Management Stockholder pursuant to Section 3.1, it shall notify such Management Stockholder (or his or her estate, trust, corporation or partnership, as the case may be) not more than 60 days after the termination of employment as a result of the event giving rise to the Company’s right to acquire such Management Stockholder’s shares of Common Stock; provided that, with respect to the Company’s purchase of shares of Common Stock acquired at any time by such Management Stockholder pursuant to an exercise of any stock options occurring within six months prior to the date of termination of employment of such Management Stockholder (including, without limitation, after the termination of employment) in connection with any termination other than as a result of death, Disability or for Cause, the notice required by this Section 3.2 shall be given by the Company not earlier than six months and one day nor later than eight months after the acquisition of such shares.
          3.3 Payment. Subject to Section 5 (“Prohibited Purchases”), payment for any shares of Common Stock purchased by the Company pursuant to Section 3.1 shall be made on the date that is 30 days (or the first business day thereafter if the 30th day is not a business day) following the date of the receipt by a Management Stockholder of the Company’s notice with respect to such shares pursuant to Section 3.2; provided, however, that in the event the Company is conducting an Appraisal as required under Section 4.1 and such Appraisal is not completed by such 30th day, then within five business days of the completion of such Appraisal.
          4. Purchase Price.
          4.1 Appraisal. The Company shall engage, from time to time at the discretion of the Board, but not less often than within 90 days after every fiscal year, commencing with the fiscal year ending on July 31, 2011, an independent valuation consultant or appraiser of recognized national standing, reasonably satisfactory to the Kelso Stockholders (the “Appraiser”), to appraise the Fair Market Value of the shares of Common Stock as of the last day of the calendar year then most recently ended or, at the request of the Company, as of any more recent date (the “Appraisal Date”), and to prepare and deliver a report to the Company describing the results of such appraisal (the “Appraisal”). The Company shall bear the fees and expenses of each Appraisal.
          4.2 Fair Market Value.
          (a) The “Fair Market Value” of any share of Common Stock shall be (i) the fair market value of the entire equity interest of the Company taken as a whole, without additional premiums for control or discounts for minority interests or restrictions on transfer, divided by (ii) the number of outstanding shares of Common Stock, calculated on a fully-diluted basis, provided that the Board and the Appraiser shall be entitled to determine in its judgment the extent to which any stock options, the exercise price of which exceeds the Fair Market Value of the underlying shares of Common Stock, should be included in the calculation of the number of fully diluted shares of Common Stock.
          (b) The Fair Market Value of any share of Common Stock shall be calculated with reference to the most recent Appraisal and as of the most recent Appraisal Date prior to the date of the closing of the repurchase of such shares of Common Stock.
          4.3 Carrying Value. For the purposes of this Agreement, the “Carrying Value” of any share of Common Stock being purchased by the Company shall be equal to the price paid by the selling Management Stockholder for any such share, less the amount of dividends and other distributions, if any, paid in respect of such share.
          5. Prohibited Purchases. Notwithstanding anything to the contrary herein, the Company shall not be obligated or permitted to purchase any shares of Common Stock from a Management Stockholder under Section 2 or Section 3 to the extent that at such time (a) the Company is prohibited from purchasing such shares by applicable law, (b) the Company is prohibited from purchasing such shares by any debt instruments or agreements, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof, which have been entered into or which may be entered into by the Company or any of its subsidiaries, including those to finance the acquisition of LRI at Closing, and any future acquisitions by the Company or recapitalizations of the Company or any of its Subsidiaries (the “Financing Documents”), (c) an event of default has occurred (or, with notice or the lapse of time or both, would occur) under any Financing Document and is (or would be) continuing, (d) the purchase of such shares would, or in the view of the Board (excluding such Management Stockholder and other members of the Board who are designees of the Management Stockholders) might, result in the occurrence of an event of default under any Financing Document or create a condition which would or might, with notice or lapse of time or both, result in such an event of default, (e) the purchase of such shares would, in the view of the Board (after taking into account the advice of Logan’s then current chief executive officer and chief financial officer), be imprudent in view of the financial condition (present or projected) of the Company or any of its subsidiaries or the anticipated impact of the purchase of such shares on the Company’s or any of its subsidiaries’ ability to meet their respective obligations under any Financing Document or otherwise or (f) on the date on which the Company is required to make payment for such shares of Common Stock, the Company does not have sufficient cash to purchase such shares. Notwithstanding anything to the contrary contained in this Agreement, if the Company is prohibited from purchasing any shares of Common Stock from a Management Stockholder under Section 2 or Section 3 as a result of the existence of any of the conditions described in clauses (a) through (e) of this Section 5, the Company may exercise its rights under Section 3 or the Company may satisfy its obligation under Section 2, as the case may be, by either (i) making the payment required under Section 2 or Section 3, as the case may be, at the earliest practicable date permitted under this Section 5 or (ii) in the case of each of clauses (b) through (e), pay the purchase price for such shares of Common Stock with a subordinated note which is fully subordinated in right of payment and exercise of remedies to the lenders’ rights under the Financing Documents.

          6. Tag-Along and Drag-Along Rights.
          6.1 Tag-Along Rights.
          (a) In the event that at any time one or more Kelso Stockholders propose to sell shares of Common Stock owned by it to any person (a “Proposed Purchaser”), other than any Transfer (i) pursuant to a Registration or Rule 144 or (ii) to an Affiliate, then the Kelso Stockholders will promptly provide each other Stockholder written notice (a “Sale Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of Sale Notice (the “Material Terms”), including the aggregate number of shares of Common Stock the Proposed Purchaser is willing to purchase. If within 30 days of the receipt of the Sale Notice, the Kelso Stockholders receive a written request (a “Sale Request”) to include shares of Common Stock held by one or more Stockholders in the Proposed Sale, the Common Stock so held by such Stockholders shall be so included as provided therein; provided, however, that any Sale Request shall be irrevocable unless (x) there shall be a material adverse change in the Material Terms or (y) otherwise mutually agreed to in writing by such Stockholders and the Kelso Stockholders.
          (b) The number of shares of Common Stock that any Stockholder will be permitted to include in a Proposed Sale on a pro rata basis pursuant to a Sale Request will be equal to the product of (i) (A) the number of shares of Common Stock held by such Stockholder divided by (B) the number of shares of Common Stock held by all Stockholders participating in such Proposed Sale and (ii) the aggregate number of shares of Common Stock proposed to be sold in such Proposed Sale.
          (c) Shares of Common Stock subject to a Sale Request will be included in a Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Kelso Stockholders and their Affiliates propose to sell in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the sale consideration (which shall be reduced by the fees and expenses incurred by the Kelso Stockholders and the Company in connection with the Proposed Sale) and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided, however, that (x) any representations and warranties relating specifically to any Stockholder shall only be made by that Stockholder, (y) any indemnification provided by the Stockholders shall be based on the number of shares of Common Stock being sold by each Stockholder in the Proposed Sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the Proposed Purchaser and (z) that, with the consent of the Board and Logan’s then current chief executive officer, the Kelso Stockholders or any of their Affiliates may receive non-cash consideration in connection with the Proposed Sale that is different from the consideration received by other Stockholders so long as the per share value of the consideration to be received by the Kelso Stockholders or any of their Affiliates is no greater than that to be received by such other Stockholders (as reasonably determined by the Board in good faith).
          (d) Upon delivering a Sale Request, each Stockholder (excluding Kelso Stockholders and any Stockholder who is then not in possession of the certificate representing his or her shares of Common Stock as a result of a pledge of shares pursuant to Section 1.1(b)) will, if requested by the Kelso Stockholders (or any of their Affiliates), execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Kelso Stockholders (or any such Affiliate of the Kelso Stockholders) (a “Custody Agreement and Power of Attorney”) with respect to the shares of the Common Stock which are to be included in the Proposed Sale pursuant to this Section 6.1. The Custody Agreement and Power of Attorney will provide, among other things, that each such Stockholder will deliver to and deposit in custody with KIA VIII, named as the custodian and attorney-in-fact therein, a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint KIA VIII as such Stockholder’s agent and attorney-in-fact with full power and authority to act under such Custody Agreement and Power of Attorney on behalf of such Stockholder with respect to the matters specified therein.
          (e) Each Stockholder agrees that such Stockholder will execute such other agreements as the Kelso Stockholders (or any of their Affiliates) may reasonably request in connection with the consummation of a Proposed Sale and Sale Request and the transactions contemplated thereby, including, without limitation, any purchase, recapitalization or merger agreement, escrow agreement or other ancillary agreements, proxies, written consents in lieu of meetings or waivers of appraisal rights
          (f) If one or more Kelso Stockholders sells or assigns shares of Common Stock owned by it to an Affiliate and then proposes to sell equity securities of such Affiliate to a Third Party Investor, then the sale of such Affiliate’s equity securities to such Third Party Investor shall be subject to the provisions of this Section 6.1 as if such sale were a sale of Common Stock, provided that this Section 6.1(f) shall not apply to any transfers (i) by any limited partners of KIA VIII of interests in KIA VIII or any alternative investment vehicle of KIA VIII or (ii) by any members or direct or indirect partners of KEP VI of any interest in KEP VI or any alternative investment vehicle of KEP VI.
          6.2 Drag-Along Rights.
          (a) In the event that any time the Kelso Stockholders propose to sell shares of Common Stock owned by it to any Proposed Purchaser other than any Transfer (i) pursuant to a Registration or Rule 144, or (ii) to an Affiliate, and the shares proposed to be sold, together with all shares of Common Stock previously sold by the Kelso Stockholders would represent more than 75% of the aggregate number of shares of Common Stock owned by the Kelso Stockholders immediately after the Closing, then the Kelso Stockholders may provide each other Stockholder written notice (a “Drag-Along Notice”) of such Proposed Sale and the Material Terms thereof not less than 25 business days prior to the proposed closing date of the Proposed Sale and each such Stockholder hereby agrees to sell to such Proposed Purchaser that number of shares Common Stock equal to the product of (i) the number of shares of Common Stock then held by such Stockholder multiplied by (ii) the aggregate percentage of Common Stock held by the Kelso Stockholders and their Affiliates that is represented by the Common Stock that the Kelso Stockholders and their Affiliates propose to sell in the Proposed Sale.
          (b) Shares of Common Stock subject to a Drag-Along Notice will be included in the Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Kelso Stockholders and their Affiliates propose to sell in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the sale consideration (which shall be reduced by the fees and expenses incurred by the Kelso Stockholders and the Company in connection with the Proposed Sale) and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications, provided, however, that (x) any representations and warranties relating specifically to any Stockholder shall only be made by that Stockholder, (y) any indemnification provided by the Stockholders shall be based on the number of shares of Common Stock being sold by each Stockholder in the Proposed Sale either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the Proposed Purchaser and (z) that, with the consent of the Board and Logan’s then current chief executive officer, the Kelso Stockholders or any of their Affiliates may receive non-cash consideration in connection with the Proposed Sale that is different from the consideration received by other Stockholders so long as the per share value of the consideration to be received by the Kelso Stockholders or any of their Affiliates is no greater than that to be received by such other Stockholders (as reasonably determined by the Board in good faith). No Stockholders shall exercise any dissenter’s rights with respect to the consummation of any such Proposed Sale pursuant to this Section 6.2.
          (c) Each Stockholder will, if requested by the Kelso Stockholders (or any of their Affiliates), execute and deliver a Custody Agreement and Power of Attorney in form and substance satisfactory to the Kelso Stockholders (or any such Affiliate of the Kelso Stockholders) with respect to the shares of Common Stock which are to be included in the Proposed Sale pursuant to this Section 6.2. The Custody Agreement and Power of Attorney will provide, among other things, that each such Stockholder will deliver to and deposit in custody with the Kelso Stockholders, named as the custodian and attorney-in-fact therein, a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly endorsed stock powers in blank) and irrevocably appoint the Kelso Stockholders as such Stockholder’s agent and attorney-in-fact with full power and attorney to act under a custody agreement and power of attorney on behalf of such Stockholder with respect to the matters specified therein.
          (d) Each Stockholder agrees that such Stockholder will execute such other agreements as the Kelso Stockholders (or any Affiliate of the Kelso Stockholders) may reasonably request in connection with the consummation of a Proposed Sale and Drag-Along Notice and the transactions contemplated thereby, including, without limitation, any purchase, merger or recapitalization agreement, escrow agreement or other ancillary agreements, proxies, written consents in lieu of meetings or waivers of appraisal rights.
          6.3 Involuntary Transfers. Any transfer of title or beneficial ownership of shares of Common Stock upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Stockholder (each, an “Involuntary Transfer”) shall be void unless the Stockholder complies with this Section 6.3 and enables the Company to exercise in full its rights hereunder. At least thirty days (or in any event as early as practicable) prior to any expected Involuntary Transfer of Common Stock, the Stockholder holding such Common Stock shall deliver to the Company a written notice of the expected Involuntary Transfer, including the number of shares that would be subject to such Involuntary Transfer (the “Subject Shares”) and the identity of the Person that would acquire the Subject Shares if the Involuntary Transfer were consummated. Such notice shall also state that such Stockholder is willing to sell the Subject Shares to the Company at the Fair Market Value of such Subject Shares. Such notice shall constitute an irrevocable offer by such Stockholder to sell all of the Subject Shares to Company. Within the 30-day period following the giving of such notice, Company shall be entitled to elect to purchase the Subject Shares at the price set forth in such notice.
          7. Preemptive Rights. In the event that the Company or any of its Subsidiaries proposes to sell a New Issue to the Kelso Stockholders, one or more of their Affiliates or any Third Party Investor, each of the other Stockholders (provided, in the case of a Management Stockholder, that such Management Stockholder is employed by the Company or a Subsidiary at such time) shall have the right to purchase (the “Preemptive Right”), on the same terms and conditions as those of the proposed sale of the New Issue (including, without limitation, as to price), a portion of such shares of the New Issue to be sold equal to such Stockholder’s percentage ownership of the Common Stock as of a record date to be set by the Board not more than thirty (30) days prior to the date of such sale of the New Issue. The Preemptive Right shall be exercisable for a 15-day period after the Company has given written notice of the proposed sale to such Stockholders (which notice shall be given on, prior to or as promptly as practicable after the date of the new issuance). Such notice shall state (i) the number of shares of the New

Issue to be offered to each Stockholder, (ii) the aggregate consideration to be paid for such shares by each Stockholder and (iii) the proposed date, time and location of the closing of such purchase (which shall occur within 30 days after the New Issue). At the closing of each such additional purchase, the Company shall issue and deliver to each Stockholder stock certificates representing that number of fully paid and nonassessable shares of the New Issue (or executed agreements representing equity securities other than shares) that each such Stockholder has purchased pursuant to this Section 7 and each such Stockholder shall pay to the Company by wire transfer of immediately available funds the aggregate consideration for such equity securities. Notwithstanding the foregoing or anything in this Section 7 to the contrary, the Company shall not be required to sell any shares of the New Issue to a Stockholder that is not an “accredited investor,” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.
          8. Election of Directors.
          (a) Each Stockholder (excluding the Kelso Stockholders) shall vote all of its shares of Common Stock and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within such Stockholder’s control (whether in such Stockholder’s capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Company’s certificate of incorporation or bylaws), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board, stockholder meetings and approval of amendments and/or restatements of the Company’s certificate of incorporation or by-laws), so that:
     (i) the authorized number of directors on the Board shall be established by the Kelso Stockholders;
     (ii) G. Thomas Vogel shall be elected to the Board for so long as he remains the chief executive officer of Logan’s and, following such time as G. Thomas Vogel ceases to be the chief executive officer of Logan’s, the then current chief executive officer of Logan’s shall be elected to the Board;
     (iii) the remainder of the directors, which will be designated by KIA VIII, shall be elected to the Board;
     (iv) the composition of the board of directors of each of the Company’s subsidiaries (a “Subsidiary Board”) shall be determined only upon the approval of the Board;

     (v) any committees of the Board or a Subsidiary Board shall be created only upon the approval of the Board;
     (vi) the removal from the Board or a Subsidiary Board (with or without cause) of any representative designated pursuant hereto by the Kelso Stockholders shall be at the Kelso Stockholders’ written request, but only upon such written request and under no other circumstances; and
     (vii) in the event that any representative designated pursuant hereto by KIA VIII for any reason ceases to serve as a member of the Board or a Subsidiary Board during his or her term of office, the resulting vacancy on the Board or the Subsidiary Board shall be filled by a representative designated by KIA VIII.
          (b) If KIA VIII fails to designate a representative to fill a directorship pursuant to the terms of this Section 8, the election of a person to such directorship shall be accomplished in accordance with the Company’s by-laws and applicable law.
          (c) In order to secure each Management Stockholder’s obligation to vote its shares of Common Stock and other voting securities of the Company in accordance with the provisions of Section 8 hereof, each Management Stockholder hereby appoints KIA VIII as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Person’s shares of Common Stock and other voting securities of the Company for the election and removal of directors and all such other matters as expressly provided for in this Section 8. KIA VIII may exercise the irrevocable proxy granted to it hereunder at any time any Management Stockholder fails to comply with the provisions of this Section 8. The proxies and powers granted by each Management Stockholder pursuant to this paragraph (c) are coupled with an interest and are given to secure the performance of the obligations under this Agreement. Such proxies and powers will be irrevocable until the termination of this Agreement and will survive the death, incompetency and disability of each Management Stockholder and the holders of each of his or her respective shares of Common Stock.
          9. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by the Stockholders shall bear upon its face the following legends, as appropriate:
(a)	“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS

AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE STOCKHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF NOVEMBER 19, 2010, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF (THE “STOCKHOLDERS AGREEMENT”).”

(b)	THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.”
In addition, certificates representing shares of Common Stock owned by residents of certain states shall bear any legends required by the laws of such states.
          All Stockholders shall be bound by the requirements of such legends. Upon a Registration of any shares of Common Stock, the certificate representing the registered shares shall be replaced, at the expense of the Company, with certificates not bearing the legends required by clauses (a) and (b) of this Section 9.
          10. Covenants; Representations and Warranties.
          10.1 New Management Stockholders. Each of the Stockholders hereby agrees that any employee of the Company or any of its subsidiaries who after the date of this Agreement is offered shares of any class of Common Stock or holds stock options exercisable into shares of Common Stock shall, as a condition precedent to the acquisition of such shares of Common Stock or the exercise of such stock options, as the case may be, (a) become a party to this Agreement by executing a joinder agreement in the form of Exhibit A attached hereto and (b) if such employee is a resident of a state with a community or marital property system, cause his or her spouse to execute a Spousal Waiver in the form of Exhibit B attached hereto, and deliver such executed joinder agreement and Spousal Waiver, if applicable, to the Company at its address specified in Section 19 hereof. Upon such execution and delivery, such employee shall be a Management Stockholder for all purposes of this Agreement. Subject to Section 12.4, with the consent of the Kelso Stockholders (and only the consent of the Kelso Stockholders), any Person who is not an employee of the Company or any of its subsidiaries may become a Stockholder under this Agreement by executing a joinder agreement in the form prescribed by the Company and such other agreements or documents as may reasonably be requested by the Company and delivering such executed joinder and other agreements and documents to the Company at its address specified in Section 19 hereof.
          10.2 No Other Arrangements or Agreements. Each Stockholder hereby represents and warrants to the Company and to each other Stockholder that, except for this Agreement, the Registration Rights Agreement, the applicable stock subscription agreements, if any, with the Company (collectively, the “Stock Subscription Agreements”) and, in the case of any affected Management Stockholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Stockholder, he or she has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to the shares of Common Stock, including, but not limited to, arrangements or agreements with respect to the acquisition or disposition of Common Stock or any interest therein or the voting of shares of Common Stock (whether or not such agreements and arrangements are with the Company or any of its subsidiaries, or other Stockholders) and each Non-Kelso Stockholder agrees that, except as expressly permitted under this Agreement, he or she will not enter into any such other arrangements or agreements.
          10.3 Additional Representations and Warranties. Each Stockholder represents and warrants to the Company and each other Stockholder, as of the date such Stockholder becomes party to this Agreement, that:
          (a) such Stockholder has the power, authority and capacity (or, in the case of any Stockholder that is a corporation, limited liability company or limited partnership, all corporate limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;
          (b) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the execution, delivery and performance of this Agreement by such Stockholder has been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership action, as the case may be;

          (c) in the case of a Stockholder that is a trust, other vehicle for the benefit of a Person or other entity or account, no consent of any beneficiary is required for the execution, delivery and performance of this Agreement;
          (d) in the case of a Stockholder who is married and the Shares of such Stockholder constitute community property or otherwise requires spousal or other approval for this Agreement to be legal, valid and binding with respect to the Shares, this Agreement has been validly authorized and approved by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms;
          (e) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity;
          (f) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under (i) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound or (ii) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the certificate of incorporation and the by-laws, the certificate of formation and the limited liability company agreement, or the certificate of limited partnership and the limited partnership agreement, as the case may be; and
          (g) if such employee is a resident of a state with a community or marital property system, such employee’s spouse has executed a Spousal Waiver in the form of Exhibit B attached hereto, and such employee has delivered such executed Spousal Waiver to the Company at its address specified in Section 19 hereof.
          11. Amendment and Modification. This Agreement may not be amended, modified or supplemented except by a written instrument signed by the Company and the Kelso Stockholders. Notwithstanding the foregoing, this Agreement may not be amended, modified or supplemented without the prior written consent of a majority in interest of the Stockholders, excluding the Kelso Stockholders, (based on the aggregate number of shares of Common Stock owned by the Stockholders, excluding the Kelso Stockholders, at the time of such amendment, modification or supplement) if such amendment, modification or supplement could reasonably be expected to materially and adversely affect the Stockholders, excluding the Kelso Stockholders, it being understood that amendments to the provisions relating to the Board would not materially and adversely affect any Stockholders. The Company shall notify all Stockholders promptly after any such amendment, modification or supplement shall have taken effect.

          12. Parties.
          12.1 Assignment by the Company. The Company shall have the right to assign to the Kelso Stockholders all or any portion of its rights and obligations under Sections 2, 3, 5 and 6.3, provided that any such assignment or assumption is accepted by the Kelso Stockholders. If the Company has not exercised its right to purchase shares of Common Stock pursuant to any such section within 15 days of receipt by the Company of the letter, notice or other occurrence giving rise to such right, then the Kelso Stockholders shall have the right to require the Company to assign such right. The Kelso Stockholder shall have the right to assign to one or more of their Affiliates all or any of its rights to purchase shares of Common Stock pursuant to this Section 12.1.
          12.2 Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that neither the Company nor any Non-Kelso Stockholder may assign any of its rights or obligations hereunder without the consent of the Kelso Stockholders unless, in the case of a Non-Kelso Stockholder, such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 12.4.
          12.3 Termination. Any Stockholder who ceases to own shares of Common Stock or any interest therein, shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder, provided, however, that a Transfer of shares of Common Stock not explicitly permitted under this Agreement shall not relieve a Non-Kelso Stockholder of any of his or her obligations hereunder. All rights and obligations pursuant to Sections 1, 2, 3, 4, 6, 7 and 8 of this Agreement shall terminate upon the occurrence of an IPO. This entire Agreement shall terminate on a sale of Common Stock by the Kelso Stockholders to a Third Party Investor, whether in a stock sale transaction, merger or otherwise, (i) following which sale a majority of the issued and outstanding shares of Common Stock are owned by Third Party Investors.
          12.4 Agreements to Be Bound. Notwithstanding anything to the contrary contained in this Agreement, any Transfer of shares by a Non-Kelso Stockholder (the “Transferor”) (other than pursuant to a Registration or to Section 2) shall be permitted under the terms of this Agreement only if the transferee of such Transferor (the “Transferee”) shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company, and in the case of a Transferee of a Management Stockholder who resides in a state with a community property system, such Transferee causes his or her spouse, if any, to execute a Spousal Waiver in the form of Exhibit A attached hereto. Upon the execution of the instrument of assumption by such Transferee and, if applicable, the Spousal Waiver by the spouse of such Transferee, such Transferee shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the Transferor of such Transferee, including, without limitation, if such Transferor was a Management Stockholder, the provisions of Section 2 and 3 (which shall continue to apply as though such Transferor were still the holder of such shares).
          13. Recapitalizations, Exchanges, etc. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the shares of Common Stock and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. All share numbers and percentages shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof.
          14. No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.
          15. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          16. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof. Each Stockholder irrevocably submits to the nonexclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Stockholder hereby consents to service of process made in accordance with Section 19.
          17. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.
          18. Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.
          19. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, (d) sent by fax or (e) sent by email with a response confirming receipt, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):
(i)	If to the Company:
Roadhouse Holding Inc. 3011 Armory Drive, Suite 300 Nashville, TN 37204 Attention: Amy Bertauski Facsimile No.: 615-885-9057 Email: amyb@logansroadhouse.com with a copy to the Kelso Stockholders at their address set forth below.
     (ii) If to a Non-Kelso Stockholder, to his or her attention at such Non-Kelso Stockholder’s address set forth on the signature pages hereto or joinder to this Agreement.
     (iii) If to the Kelso Stockholders, to them at:
Kelso & Company 320 Park Avenue, 24th Floor New York, New York 10022 Attention: James J. Connors II, Esq. Facsimile No.: 212-223-2379 Email: jconnors@kelso.com
All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.
          20. Headings. The headings to sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.
          21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
          22. Entire Agreement. This Agreement, the Registration Rights Agreement, the Stock Subscription Agreements and, in the case of any affected Management Stockholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Stockholder, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings among the parties with respect to such matters. There are no representations, warranties, promises, inducements, covenants or undertakings relating to the shares of Common Stock, other than those expressly set forth or referred to herein, in the Registration Rights Agreement, the Stock Subscription Agreements or, in the case of any affected Management Stockholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Stockholder.
          23. Injunctive Relief. The shares of Common Stock cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Stockholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Stockholder may have. Each Stockholder hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Stockholder hereby consents to service of process made in accordance with Section 19.
          24. Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

          Affiliate: Person that directly, or indirectly controls, or is controlled by, or is under common control with, the Person specified.
          Board: the board of directors of the Company.
          Cause: (i) with respect to any Management Stockholder who has an employment agreement with the Company or any of its Subsidiaries that defines “Cause” has the meaning set forth in such employment agreement and (ii) with respect to any other Management Stockholder means (a) such Management Stockholder’s substantial and repeated failure to perform substantially his duties as an employee of the Company or any of its Subsidiaries, (b) such Management Stockholder’s personal dishonesty, fraud, or willful misconduct in the management of the Company’s business, violation of the Company’s race or gender anti-harassment policies, (c) any conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony, or any willful or material violation by such Management Stockholder of any federal, state or foreign securities laws, (d) any conviction of any other criminal act or act of material dishonesty, fraud or misconduct by such Management Stockholder, in each case, that is materially injurious to the property, operations, business or reputation of the Company or any of its Subsidiaries, or (e) the willful and material breach by such Management Stockholder of any written covenant or agreement with the Company or any of its Subsidiaries or Affiliates not to disclose any confidential information or not to compete with the Company or any of its Subsidiaries or Affiliates.
          Closing: the closing of the acquisition of LRI pursuant to the Merger Agreement.
          Common Stock: the common stock of the Company, par value $0.01 per share.
          Disability: (i) with respect to any Management Stockholder who has an employment agreement with the Company or any of its Subsidiaries that defines “Disability” has the meaning set forth in such employment agreement and (ii) with respect to any other Management Stockholder means such Management Stockholder’s incapacity due to physical or mental illness that (a) as determined by the Board in its reasonable discretion, shall have prevented such Management Stockholder from performing his or her duties for the Company or any of its Subsidiaries on a full-time basis for a period of 90 consecutive days or a total of 180 days during any 12-month period or (b)(i) the Board determines is likely to prevent such Management Stockholder from so performing for such period and (ii) 30 days has elapsed since delivery to such Management Stockholder of written notice of the Board’s determination and such Management Stockholder has not resumed such performance (in which case the date of termination in the case of a termination for “Disability” shall be deemed to be the last day of such 30-day period).

          Good Reason: (i) with respect to any Management Stockholder who has an employment agreement with the Company or any of its Subsidiaries that defines “Good Reason”, Good Reason as defined in such employment agreement and (ii) with respect to any other Management Stockholder, means the receipt of a directive or notice (which is not rescinded within the ten (10) business day period immediately following the Management Stockholder providing the company with a written objection to such directive or notice, which objection shall be provided within thirty (30) days following the date on which the Management Stockholder receives such directive or notice or be deemed consented to) which (A) moves the Management Stockholder’s primary work site outside a 25-mile radius from his or her then primary work site, (B) materially diminishes the scope of the Management Stockholder’s duties or responsibilities or (C) reduces the Management Stockholder’s base salary or arbitrarily and without reasonable business justification reduces the Management Stockholder’s bonus opportunities or equity compensation opportunities (when compared with the levels of opportunity then applicable to other similarly situated employees of the Company).
          IPO: an underwritten initial public offering of Common Stock having an aggregate offering value (measured by the Company’s proceeds before underwriters’ discounts and selling commissions) of at least $50 million and after which an established trading market exists for the Common Stock.
          New Issue: (i) any shares of equity securities, whether authorized now or not; (ii) any rights, options or warrants to purchase equity securities; and (iii) any securities that are, or may become, convertible into or exchangeable for Common Stock or other equity securities; provided that, the term “New Issue” does not include: (A) any securities offered to the public pursuant to a registration statement approved by the Board and filed pursuant to the Securities Act (provided, that the Registration Rights Agreement shall not have then been terminated); (B) any securities issued as acquisition consideration in connection with the acquisition of another Person by the Company by merger, stock purchase, purchase of substantially all the assets of such Person or otherwise or other reorganization approved by the Board; (C) any securities issued in connection with any borrowings by the Company or any of its Subsidiaries from recognized financial institutions that are not affiliated with any Stockholder, which are approved by the Board, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument; (D) any securities issued in connection with any equipment leases in the ordinary course of business that are approved by the Board; (E) any shares of Common Stock or other securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option plan, stock purchase plan, stock bonus arrangement or other similar plan approved by the Board; (F) any securities issued in connection with any stock split, reverse stock split, stock dividend, merger, recapitalization or other similar event if an adjustment has been made to the shares held by all Stockholders as a result of such event and (G) with the consent of Logan’s then current chief executive officer, one or more sales of securities to any Third Party Investor not exceeding $10 million in the aggregate.
          Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
          Registration: the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.
          Registration Rights Agreement: the Registration Rights Agreement, dated as of the date hereof, among the parties hereto.
          Stock Subscription Agreements: each of (i) the Subscription Agreements by and between the Company and each of the Management Stockholders party hereto and (ii) the Subscription Agreements of even date herewith by and between the Company and the Kelso Stockholders.
          Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.
          Third Party Investor: any Person other than an Affiliate of the Kelso Stockholders.
          Transfer: any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ROADHOUSE HOLDING INC.
By:	/s/ George T. Vogel
	Name:	George Thomas Vogel
	Title:	CEO

Kelso Stockholders: KELSO INVESTMENT ASSOCIATES VIII, L.P. By: Kelso GP VIII, L.P., its general partner By: Kelso GP VIII, LLC, its general partner
By:	/s/ James J. Connors, II
	Name:	James J Connors II, Esq.
	Title:	Managing Member

KEP VI, LLC
By:	/s/ James J. Connors, II
	Name:	James J Connors II, Esq.
	Title:	Managing Member

[Signature Page to Roadhouse Holding Inc. Stockholders’ Agreement]

Exhibit A
MANAGEMENT STOCKHOLDER JOINDER AGREEMENT
          Reference is hereby made to the Stockholders Agreement, dated as of November 19, 2010 (as the same has been and may be amended, supplemented or modified from time to time, the “Stockholders Agreement”), among Roadhouse Holding Inc., a Delaware corporation (the “Company”) and each of the stockholders of the Company whose name appears on the signature pages thereto or who became a party thereto.
          The undersigned signatory agrees, by execution hereof, to become a party to, to adhere to and to be bound by the terms and provisions of the Stockholders Agreement as a Management Stockholder (as defined in the Stockholders Agreement) party thereto and to have the rights and be subject to the restrictions, conditions and obligations of a Management Stockholder set forth in the Stockholders Agreement. This joinder agreement shall take effect and shall become a part of said Stockholders Agreement as of the date first written above (or, if earlier, the effective date of the relevant issuance or transfer of the shares of capital stock to the undersigned).

[NAME OF NEW STOCKHOLDER]
By:
Name:
Title:
Address:

Email:

Acknowledged by:

ROADHOUSE HOLDING INC.

By:
Name:
Title:

Exhibit B
SPOUSAL ACKNOWLEDGEMENT
          The undersigned is fully aware of, understands and fully consents and agrees to the provisions of the Stockholders Agreement of Roadhouse Holding Inc., dated as of November __, 2010, as the same shall be amended from time to time (the “Agreement”), and its binding effect upon any community property interests or similar marital property interests in the shares of Common Stock the undersigned may now or hereafter own, and agrees that the termination of the undersigned’s marital relationship with any Stockholder for any reason shall not have the effect of removing any shares of Common Stock otherwise subject to this Agreement from the terms of this Agreement and that the undersigned’s awareness, understanding, consent and agreement are evidenced by the execution hereof.

Name: